SECOND AMENDMENT

                                       TO

                          COLUMBUS MCKINNON CORPORATION
                              RESTRICTED STOCK PLAN


          WHEREAS, the Columbus McKinnon Corporation Restricted Stock Plan (the "Plan") was adopted by Columbus McKinnon Corporation (the "Company") on October 27, 1995; and

          WHEREAS, the Plan was amended by the First Amendment to Columbus McKinnon Corporation Restricted Stock Plan, which became effective on August 19, 2002;

          WHEREAS, the Company reserved the right to amend the Plan and desires to further amend the Plan;

          NOW, THEREFORE, the Plan is hereby amended in the following respect:

          Section 16 is amended by adding the following sentence at the end thereof:

          "Further notwithstanding the foregoing provisions of this Section 16, any amendment to this Plan that would materially increase the benefits to participants hereunder shall be subject to the requisite approval of the shareholders of the Company."

          This Amendment shall be effective as of August 24, 2002. Except as otherwise amended herein, the Plan shall remain unchanged and in full force and effect.

          IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer this 24th day of August, 2002.



                                        COLUMBUS MCKINNON CORPORATION


                                        BY     /S/ ROBERT L. MONTGOMERY
                                               ------------------------
                                               Robert L. Montgomery
                                               Executive Vice President